UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 18, 2020

Date of Report (date of earliest event reported)

GIGCAPITAL3, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and three-fourths of one Redeemable Warrant	GIK.U	New York Stock Exchange
Common Stock, par value $0.0001 per share	GIK	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GIK.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed by GigCapital3, Inc. (the “Company”) in its Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2020 (the “IPO Closing 8-K”), the Company consummated its initial public offering (the “IPO”) on that date, resulting in the issuance of an aggregate of 20,000,000 units (the “Public Units”). Each Public Unit consists of one share of the Company’s common stock (a “Public Share”), $0.0001 par value (“Common Stock”), and three-fourths (3/4) of one redeemable warrant (a “Public Warrant”). Each whole Public Warrant is exercisable for one share of Common Stock at a price of $11.50 per full share. The Public Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $200,000,000. Simultaneously with the closing of the IPO and the sale of the Public Units, the Company consummated the private placement (“Private Placement”) of (i) 893,479 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, with each of GigAcquisitions3, LLC, a Delaware limited liability company (the “Sponsor”) and the underwriters, pursuant to the respective Unit Purchase Agreements identified above (collectively, the “Unit Purchase Agreements”). The Sponsor purchased 650,000 Private Placement Units; and the Underwriters purchased 243,479 Private Placement Units in the aggregate. The Private Placement generated aggregate gross proceeds of $8,934,790 consisting of $6,500,000 from the sale of the Private Placement Units to the Sponsor and $2,434,790 from the sale of the Private Placement Units to the Underwriters. The Private Placement Units are substantially similar to the Public Units, except for certain differences in the warrants included in the Private Placement Units (the “Private Warrants”) as disclosed in the IPO Closing 8-K and in the Company’s registration statement on Form S-1, as amended (File No. 333-236626) (the “Registration Statement”) as declared effective by the SEC on May 5, 2020, as amended by Post-Effective Amendment No. 1 to the Registration Statement, as declared effective by the SEC on May 13, 2020.

A total of $202,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at JPMorgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company, acting as trustee. Except for the withdrawal of interest to pay taxes, none of the funds held in the trust account will be released until the earlier of: (i) the completion of the Company’s initial business combination within eighteen (18) months from the closing of the IPO; (ii) the Company’s redemption of 100% of the outstanding Public Shares if the Company has not completed an initial business combination within eighteen (18) months from the closing of the IPO; or (iii) the Company’s redemption of the Public Shares in connection with the stockholder approval of any amendment to the provisions of the Amended and Restated Certificate of Incorporation governing the Company’s pre-initial business combination activity and related stockholders’ rights.

An audited balance sheet as of May 18, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Audited Balance Sheet of GigCapital3, Inc. as of May 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGCAPITAL3, INC.

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital3, Inc. Board (Principal Executive Officer)

Date: May 26, 2020